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                                                                   EXHIBIT 10.15

Dealer Sale Contract          Conoco Inc.                   CONOCO
                              Gas Products Division
                              Humber Building - 1021
                              P.O. Box 2197                 LP-gas
                              Houston, TX  77252
                              (713) 293-3815

We hereby confirm SALE
to:

Empire Gas Corporation                  DATE:          January 24, 1992
P.O. Box 303                            CONOCO NO.:    30-9009636-0000-A09
Lebanon, MO  65536                      SYSTEM CODE:   15

Attention: Earl Noe                     ACCOUNT CODE:  407

Per conversations between Earl Noe and our Lewis Bradshaw

PRODUCT:  Propane (Stenched) meeting GPA specifications

PRICE:    See Remarks

TERMS OF PAYMENT:   1% 10 Days/Net 11 Days From Date of Invoice

F.O.B. ORIGIN POINT                          DESTINATION
- ----------------------------------------     ----------------------------------
Cherokee Pipeline - Wood River, IL           30-9009636-0000  Missouri, Various
Cherokee Pipeline - Belle, MO                30-9013694-0000  Illinois, Various
Cherokee Pipeline - Mt. Vernon, MO
Conoco/Medford Plant - Medford, OK
Conoco/Ponca City Refinery - Ponca City,

FREIGHT:  Origin Collect

METHOD OF TRANSPORTATION:     Common Carrier and/or Customer Truck

TERM OF AGREEMENT: January 21, 1992 through June 30, 1993 and year to year thereafter.

QUANTITY: Subject to the terms and conditions on the reverse hereof, seller agrees to sell and deliver, and buyer agrees to purchase and receive the following volumes of product: (000) Gallons

      MIN   MAX           MIN   MAX           MIN   MAX           MIN   MAX
     ----  ----          ----  ----          ----  ----          ----  ----
JAN  2800  4200    APR    576   864    JUL    280   420    OCT   1480  2220
FEB  2224  3336    MAY    456   684    AUG    872  1308    NOV   1960  2940
MAR  1720  2580    JUN    352   528    SEP   1440  2160    DEC   2640  3960
     ----  ----          ----  ----          ----  ----          ----  ----
Q1   6744 10116    Q2    1384  2076    Q3    2592  3888    Q4    6080  9120

                                       Year Total      16800     25200

REMARKS: CONVERSION OPTION: Empire Gas reserves the right to convert up to 50% of the above stated volumes to "5 cents down - forward contract volumes". No more than 25,000 barrels per day will be converted without Conoco's prior
                              (Continued on attached page)


Conoco Inc. invoices should be     Customer invoices, contracts, and
mailed to the following address:   correspondence to be mailed to:

                                     Conoco Inc.
Empire Gas Corporation               Gas Products Division
P.O. Box 303                         Humber Building - 1021
Lebanon, MO  65536                   P.O. Box 2197
                                     Houston, TX 77252

("Buyer")                            ("Seller")

Subject to terms and conditions on reverse side

Accepted  June 9, 1992                  By   /s/ Ben Bolt
         ------------------------          --------------------------------
Empire Gas Corporation                  Ben Boldt
- ---------------------------------       Manager - Marketing
By   /s/  Earl Noe
   ------------------------------

Please sign and return one copy and retain one copy for your files.

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CONTRACT ATTACHMENT            30-9009636-0000-A09                        Page 2
January 24, 1992

          approval. Upon an Empire conversion request, Conoco will offer a quote based on current market conditions and the following formulae:

          Mt. Vernon
          Conversion Dates                   Conway current spot plus

          January 21 - April 30, 1992             6.00 CPG
          May 1      - July  31, 1992             5.75 CPG
          August 1   - October 31, 1992           5.50 CPG

          Belle and Wood River will be billed on the above schedule plus 0.50
          CPG.

          Empire reserves the right to pull up to 45% of the converted volumes at the Belle terminal. Empire may pull greater than 45% of the converted volumes at the Belle terminal upon written authorization from Conoco Propane Marketing. No limitations apply to the proportion of converted volumes which Empire may pull at Mt. Vernon and Wood River.

          No vintaging of conversion volumes will occur. Instead, a new weighted average conversion price will be calculated as additional volumes are converted.

          The down payment of 5.00 CPG will be due net within ten days from date of invoice. The balance will be invoiced in accordance with the above schedule as the product is delivered to Empire, but in no event later than March 31, 1993. The balance due invoices will be subject to 1.00% 10 days/Net 11 days from date of invoice.

          This section shall be updated in 1993, prior to converting volumes for the 1993/1994 heating season.

          PRICE: Contract amended effective 4/1/91 until the end of the contract term -- price shall be Conoco's established price on the date of delivery less 0.700 cents per gallon. This reduction shall only apply to purchases on Conoco's established posting.